EXHIBIT 23.2

     CONSENT OF BEARD & COMPANY, INC. INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of First Leesport Bancorp, Inc. for the registration of 200,000 shares of its comon stock and to the incorporation by reference therein of our report dated
January 21, 2000, with respect to the consolidated financial statements of First Leesport Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                               /s/ BEARD & COMPANY, INC.


Reading, Pennsylvania
September 12, 2000